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Exhibit 99.1
Carlyle Appoints Kate Heinzelman as General Counsel
Washington, D.C. and New York, NY, June 1, 2026 – Global investment firm Carlyle (NASDAQ: CG) today announced that Kate Heinzelman will join the firm as General Counsel effective June 29, 2026. Heinzelman will report directly to Chief Executive Officer Harvey Schwartz and will oversee Carlyle’s global legal and compliance organization.
Heinzelman is an accomplished legal and strategic advisor with experience in both the public and private sectors.
From 2022 to 2025, she served as General Counsel of the Central Intelligence Agency, where she was the agency’s chief legal officer. Prior to the CIA, Heinzelman served as Chief Counselor to the U.S. Attorney General at the
Department of Justice and held senior roles in government and private practice, including as Partner at Sidley
Austin LLP, Deputy General Counsel at the U.S. Department of Health & Human Services and Associate Counsel
to the President in the White House Counsel’s Office.
Harvey Schwartz, Chief Executive Officer of Carlyle, said, “Kate is a world-class legal leader whose work at senior levels of government, breadth of experience, and ability to advise through highly complex, mission-critical situations make her exceptionally well suited for this role. She brings extraordinary judgment, leadership and strategic perspective, and she will be an outstanding partner to our leadership team as we continue to drive long-
term growth.”
Kate Heinzelman said, “I’m honored to join Carlyle and excited to partner with the firm’s exceptional leadership and talented teams around the world. Carlyle has built a leading global platform with a strong culture and reputation, and I look forward to helping the firm navigate the dynamic legal and regulatory landscape while supporting its continued growth and evolution.”
As previously announced, Jeffrey Ferguson, who has served as Carlyle’s General Counsel since 1999, will transition to a Senior Advisor role effective June 29, 2026. As a Senior Advisor, Ferguson will support the leadership transition and continue advising the firm on strategic matters.
Schwartz continued, “Jeff has played a defining role in shaping Carlyle’s legal, governance and compliance framework over more than 25 years. We are grateful for his leadership and many contributions to the firm, and we look forward to continuing to work closely with him during this transition.”
About Kate Heinzelman
Kate Heinzelman will join Carlyle as General Counsel effective June 29, 2026, and will be based in Washington,
D.C.
Heinzelman served as General Counsel of the Central Intelligence Agency from July 2022 to January 2025, where she oversaw legal advice across Agency operations, advised senior leadership, and managed the legal workforce.
Prior to the CIA, Heinzelman served as Chief Counselor to the U.S. Attorney General at the Department of Justice
and previously held senior roles in government and private practice, including as Partner at Sidley Austin LLP,
Deputy General Counsel at the U.S. Department of Health & Human Services and Associate Counsel to the
President in the White House Counsel’s Office.
She has also served as a visiting lecturer at both Harvard Law School and Yale Law School.
Heinzelman received her J.D. from Yale Law School and her B.A., summa cum laude, from Yale University.
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About Carlyle
Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit, and Carlyle AlpInvest. With $475 billion of assets under management as of March 31, 2026, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies, and the communities in which we live and invest. Carlyle employs more than 2,500 people in 28 offices across four continents. Further information is available at www.carlyle.com. Follow Carlyle on
X @OneCarlyle and LinkedIn at The Carlyle Group.
Media
Brittany Bensaull
+1 (212) 813-4839
brittany.bensaull@carlyle.com
Public Investor Relations
Daniel Harris
+1 (212) 813-4527
daniel.harris@carlyle.com
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